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                                                                    Exhibit 4(u)

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                             CMS ENERGY CORPORATION

              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION,
                              as Call Option Holder

                            THE CHASE MANHATTAN BANK,
                               as Collateral Agent

                                       AND

                              THE BANK OF NEW YORK,
                      as Unit Agent and as Attorney-In-Fact


                            -------------------------

                                PLEDGE AGREEMENT

                            -------------------------



                            Dated as of July 8, 1999

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                                PLEDGE AGREEMENT


         PLEDGE AGREEMENT, dated as of July 8, 1999, among CMS Energy Corporation, a Michigan corporation (the "Company", as such term is more fully defined in the Master Unit Agreement referred to below), Donaldson, Lufkin & Jenrette Securities Corporation, as Call Option Holder, The Chase Manhattan Bank, as Collateral Agent (in such capacity and in its capacity as Put Agent, the "Collateral Agent") and as Securities Intermediary (in such capacity, the "Securities Intermediary"), and The Bank of New York, as Unit Agent and as attorney-in-fact of the Holders from time to time of the Units.

                                    RECITALS

         The Company and the Unit Agent are parties to the Master Unit Agreement, dated as of the date hereof (as the same may be supplemented or amended from time to time in accordance with the terms thereof, the "Master Unit Agreement"). The Master Unit Agreement contemplates that the Trust Preferred Securities, Junior Subordinated Debentures and Treasury Securities that from time to time form a part of the Units be pledged to the Collateral Agent to secure the obligations of the Holders of Units under the Purchase Contracts and Call Options that form a part of such Units.

         Pursuant to the terms of the Principal Agreements and the Unit Certificates, the Holders from time to time of the Units irrevocably authorize the Unit Agent, as attorney-in-fact of such Holders, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Pledged Securities that form a part of such Units and the other Collateral (as hereinafter defined) as provided herein and subject to the terms hereof.

         Accordingly, the Company, the Call Option Holder, the Collateral Agent and the Unit Agent, in its capacity as Unit Agent and as attorney-in-fact of the Holders from time to time of the Units, agree as follows:

         SECTION 1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) capitalized terms used herein and not defined are used herein as defined in the Master Unit Agreement; and



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         (b) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Aggregate Call Option Exercise Consideration" has the meaning specified in the Call Option Agreement.

         "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Applicable Treasury Regulations" means Regulations governing Book-Entry Treasury Bonds, Notes and Bills set forth at Title 31 of the Code of Federal Regulations (31 CFR Section 357 et seq.) and any other regulations of the United States Treasury Department from time to time applicable to the transfer or pledge of book-entry Treasury Securities.

         "Code" shall have the meaning set forth in Section 7(a).

         "Collateral" shall have the meaning set forth in Section 2.

         "Collateral Account" shall have the meaning set forth in Section 3(a).

         "Date of Deemed Receipt" means, with respect to any payment received by the Collateral Agent, the date of receipt thereof; provided, however, that if such payment is received on a date which is not a Quarterly Payment Date and is not either a payment in respect of defaulted distributions or interest on Trust Preferred Securities or Junior Subordinated Debentures or a payment comprising a part of the Aggregate Call Option Exercise Consideration, "Date of Deemed Receipt" means, with respect to such payment, the Quarterly Payment Date next succeeding such date of receipt.

         "Pledged Securities" shall have the meaning set forth in Section 2.

         "Present Value" shall have the meaning set forth in Section 6(g).

         SECTION 2. The Pledge. The Holders from time to time (as beneficial owners of the Collateral) acting through the Unit Agent, as their attorney-in-fact, and the Unit Agent (as registered owner of the Collateral) each hereby pledge to the Collateral Agent (for the benefit of the Company and the Call Option Holder as their


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interests may appear), and grant to the Collateral Agent, the Company and the
Call Option Holder (as their interests may appear) a security interest in all of the right, title and interest of such Holders and the Unit Agent in and to (a) the Trust Preferred Securities or Treasury Securities from time to time that form a part of the Units (collectively, the "Pledged Securities"); (b) any consideration received from the Call Option Holder upon exercise of such option;
(c) any Junior Subordinated Debentures distributed in respect of Trust Preferred Securities; (d) the Collateral Account (as hereinafter defined) and all securities, instruments, financial assets, investment property, instruments or money from time to time credited to the Collateral Account and (e) all proceeds of the foregoing (collectively, the "Collateral"), the Pledged Securities that form a part of such Units (and proceeds therefrom), as collateral security to ensure the performance when due by such Holders of their respective obligations under the Purchase Contracts and Call Options that form a part of such Units. Concurrently with the execution of this Agreement, the initial Holders of the 7,250,000 Normal Units issued under the Master Unit Agreement and the Unit Agent are causing 7,250,000 Trust Preferred Securities registered in the name of the Unit Agent together with stock transfer powers duly executed in blank to be delivered to the Collateral Agent, and such Trust Preferred Securities will thereupon constitute Pledged Securities forming a part of such Normal Units. As used in this Section 2, the term "delivery" shall have the meaning ascribed to it in the Uniform Commercial Code of the State of New York. In the event that any or all of the additional 1,087,500 Normal Units that may be issued as a result of an exercise of the overallotment option of the underwriters under the Underwriting Agreement are issued pursuant to the Master Unit Agreement at or after the execution of this Agreement, the initial Holders of such Normal Units and the Unit Agent shall cause a number of Trust Preferred Securities equal to the number of such Normal Units, registered in the name of the Unit Agent together with stock transfer powers duly executed in blank to be delivered to the Collateral Agent, and such Trust Preferred Securities will thereupon constitute Pledged Securities forming a part of such Normal Units. The Collateral Agent shall have the right to reregister such Trust Preferred Securities in its name or in the name of any nominee. Subject to the Pledge, the Holders from time to time of the Units shall have full beneficial owner ship of the Pledged Securities that form a part of such Units, and shall be entitled (directly or through the Collateral Agent) to all of the rights provided by such Pledged Securities, and the Company and the Call Option Holder shall have no rights with respect to such Pledged Securities other than their respective security interests therein.

         SECTION 3. Collateral Account.


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         (a) The Securities Intermediary shall establish a securities account in the name "The Bank of New York as Unit Agent, subject to the security interest of The Chase Manhattan Bank as Collateral Agent" (the "Collateral Account"). If at any time the Securities Intermediary shall receive any order (an "Entitlement Order") from the Collateral Agent directing transfer or redemption of any financial asset relating to the Collateral Agent, the Securities Intermediary shall comply with such entitlement order without further consent by the Unit Agent, any Holder or any other person. If the Unit Agent or any Holder is otherwise entitled to issue Entitlement Orders and such orders conflict with any Entitlement Order issued by the Collateral Agent, the Securities Intermediary shall follow the orders issued by the Collateral Agent. The Securities Intermediary hereby agrees that each item of property (including, without limitation, any investment property, financial assets, securities, instruments, general intangibles or cash) credited to the Collateral Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

         (b) In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent.

         SECTION 4. Payments in Respect of the Pledged Securities. Any payment received by the Collateral Agent in respect of the Pledged Securities that form a part of any Normal Units or Stripped Units shall be paid by the Collateral Agent, by wire transfer in same day funds no later than 1:00 p.m., New York City time, on the Date of Deemed Receipt (or, if the Date of Deemed Receipt is not a Business Day or if such payment is received by the Collateral Agent after noon, New York City time, on the Date of Deemed Receipt, then such payment shall be made by the Collateral Agent no later than 10:00 a.m., New York City time, on the next succeeding Busi ness Day), as follows:

         (a) in the case of payments not scheduled to fall on and that are not in respect of amounts due on the Stock Purchase Date, to the Unit Agent, to the account designated by it for payments in respect of Normal Units or the account designated by it for payments in respect of Stripped Units, as the case may be; and

         (b) in the case of payments scheduled to fall on or that are in respect of amounts due on the Stock Purchase Date, (i) with respect to payments received in respect of Units which are Paid Units (as specified in the notice from the Unit Agent referred to in Section 4), to the Unit Agent, to the account designated by it for


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payments in respect of Paid Units which are Normal Units or the account designated by it for payments in respect of Paid Units which are Stripped Units, as the case may be; and (ii) with respect to payments received in respect of Units which are Unpaid Units (as specified in the notice from the Unit Agent referred to in Section 4), to the Unit Agent, to the account designated by it for payments in respect of Unpaid Units which are Normal Units; provided, however, that if the Company disputes the notice from the Unit Agent referred to in Section 4 and notifies the Collateral Agent, prior to noon, New York City time, on the Stock Purchase Date, that the number of Paid Units or the number of Unpaid Units (or both) is different than that indicated in such notice, the foregoing payments with respect to any Paid Units or Unpaid Units subject to dispute shall not be paid until such dispute is resolved.

         All payments received by the Unit Agent as provided herein shall be applied by the Unit Agent pursuant to the provisions of the Master Unit Agreement.

         SECTION 5. Notice with Respect to Numbers of Paid Units and Unpaid Units; Exercise of Junior Subordinated Debenture Put Options with Respect to Unpaid Units. By 11:00 a.m., New York City time, on the Stock Purchase Date, the Unit Agent shall, as provided in the Master Unit Agreement, notify the Company and the Collateral Agent as to the number of Normal Units and the number of Stripped Units, respectively, which are Paid Units and the number of Normal Units and the number of Stripped Units, respectively, which are Unpaid Units. Promptly after receiving such notification, (a) if Trust Preferred Securities form a part of the Unpaid Units of any Holder, the Collateral Agent, on behalf of such Holder, shall exercise such Holder's right under the Declaration to require the Trust to distribute Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such Trust Preferred Securities, in exchange for such Trust Preferred Securities, and, upon receiving such Junior Subordinated Debentures, in accordance with the Indenture and the Declaration. The Put Agent shall there upon, exercise the Junior Subordinated Debenture Put Option with respect thereto and (b) if Junior Subordinated Debentures form a part of such Unpaid Units, the Put Agent, in accordance with the Indenture and the Declaration shall exercise the Junior Subordinated Debenture Put Option with respect thereto. Upon exercise of such Put Option, the Collateral Agent shall deliver the Debentures to the Company against payment of the Put Price. The payment received by the Collateral Agent from the exercise of any Junior Subordinated Debenture Put Option shall then be applied by the Collateral Agent in accordance with Section 4(b).

         SECTION 6. Release and Substitution of Pledged Securities.


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         (a) Upon notice to the Collateral Agent by the Company or the Unit
Agent that there has occurred a Termination Event, the Collateral Agent shall release all Pledged Securities from the Pledge and shall transfer, without recourse, such released Pledged Securities, free and clear of any lien, pledge or security interest created hereby, to the Unit Agent for delivery by the Unit Agent pursuant to the provisions of the Master Unit Agreement.

         If such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and transfer of all Pledged Securities as provided by this Section 6, the Unit Agent shall (i) use its best efforts to obtain an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or transferring the Collateral as provided in this Section 6, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (y) the Unit Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (z) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and transfer of the Pledged Securities, as provided in this Section 6, then the Unit Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court with jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of the Pledged Securities, as provided by this Section 6 or (ii) commence an action or proceeding like that described in subsection (z) hereof within ten days after the occurrence of such Termination Event.

         (b) Upon notice to the Collateral Agent by the Call Option Holder that the Call Option Holder is exercising the Call Options in accordance with the terms of the Call Option Agreement with respect to the Trust Preferred Securities or Junior Subordinated Debentures that form a part of the Normal Units, provided that the Collateral Agent receives the requisite Aggregate Call Option Exercise Consideration on the Call Settlement Date specified in such notice, the Collateral Agent shall release such Trust Preferred Securities or Junior Subordinated Debentures from the Pledge and transfer, without recourse, such released Trust Preferred Securities or Junior Subordinated Debentures, free and clear of any lien, pledge or security interest created hereby, to the Call Option Holder or its designee as specified in such notice, whereupon (i) the Treasury Securities constituting all or a part of the Aggregate Call Option Exercise Consideration so received by the Collateral Agent shall be subject to


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the Pledge with respect to the Normal Units and (ii) the Pledge shall cease to constitute a security interest for the benefit of the Call Option Holder.

         (c) In connection with a Stripped Unit Creation, upon request by the Unit Agent to the Collateral Agent to release the then Pledged Securities that form a part of the number of Normal Units indicated in such request, provided that the Collateral Agent has received (i) the Treasury Securities required by
Section 3.09(a)(i) of the Master Unit Agreement for a Stripped Unit Creation relating to such Normal Units and (ii) if the Call Options that form a part of such Normal Units remain exercisable on the date of receipt of such instruction, an instrument from the Call Option Holder releasing its security interest in the Pledged Securities that form a part of such Normal Units and agreeing that such Call Options no longer form a part of such Normal Units (or the Stripped Units such Normal Units then become), the Collateral Agent shall release such Pledged Securities from the Pledge and transfer, without recourse, such released Pledged Securities, free and clear of any lien, pledge or security interest created hereby, to the Unit Agent for delivery by the Unit Agent pursuant to the provisions of the Master Unit Agreement, whereupon the Treasury Securities so received by the Collateral Agent in connection with such Stripped Unit Creation shall be subject to the Pledge and constitute the Pledged Securities that form a part of the Stripped Units so created.

         (d) Any Treasury Securities to be delivered to the Collateral Agent pursuant to Section 6(b) or (c) above shall be delivered by causing such Treasury Securities to be credited to a securities account specified by the Securities Intermediary and causing the Securities Intermediary to create a securities entitlement with respect to such Treasury Securities in the Collateral Account. Any cash to be delivered to the Collateral Agent pursuant to
Section 6(b) or (c) above shall be delivered by causing such cash to be wired transferred to the Collateral Account.

         (e) In the event the Trust is dissolved while any Trust Preferred Securities are Pledged Securities that form a part of Normal Units, the Junior Subordinated Debentures issued upon dissolution thereof shall be delivered to the Collateral Agent in exchange for such Trust Preferred Securities, whereupon such Trust Preferred Securities shall cease to constitute Pledged Securities and the Junior Subordinated Debentures so received by the Collateral Agent shall be subject to the Pledge and constitute the Pledged Securities that form a part of such Normal Units.

         (f) On the Stock Purchase Date, or upon Early Settlement, the Collateral Agent shall release the Trust Preferred Securities or Junior Subordinated Debentures that form a part of the Units which are Paid Units (as specified in the notice from the


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Unit Agent referred to in Section 4) from the Pledge and transfer, without recourse, such released Trust Preferred Securities or Junior Subordinated Debentures, free and clear of any lien, pledge or security interest created hereby, to the Unit Agent for delivery pursuant to the provisions of the Master Unit Agreement; provided, how ever, that if the Company disputes the notice from the Unit Agent referred to in Section 4 and notifies the Collateral Agent, prior to noon, New York City time, on the Stock Purchase Date, that the number of Paid Units is different from that indicated in such notice, the foregoing release with respect to any Paid Units subject to dispute shall not be made until such dispute is resolved.

         (g) The Call Option Holder will deliver to a Holder wishing to create a Stripped Unit the instrument referred to in Section 5 (c) (ii) upon the receipt of cash from such Holder in an amount equal to the Present Value of each Call Option, at such time, relating to such Trust Preferred Security that the Holder wishes to have released.

                  "PRESENT VALUE" means, with respect to each Call Option relating to the Trust Preferred Securities which the Holder of Normal Units seeks to replace with Treasury Securities, the present value of 0.60% of the Stated Amount on the Substitution Date of such Call Option, which shall be computed using a discount rate equal to the Treasury Rate. For purposes of this definition, the Present Value of the Call Option will be determined in good faith by the Call Option Holder in accordance with generally accepted principles of financial analysis.

                  "TREASURY RATE" means the bond equivalent yield on United States Treasury notes or bills having a term interest nearest in length to the length of the period from the Substitution Date to the Call Option Expiration Date.

                  "SUBSTITUTION DATE" means the date on which a Holder of Normal Units exercises its right to substitute Treasury Securities for Pledged Securities.

         SECTION 7. Rights and Remedies.

         (a) The Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York (the "Code") (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and, with respect to Collateral which are Treasury Securities, the Applicable Treasury Regulations, and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted.


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         (b) Without limiting any rights or powers otherwise granted by this
Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments due to the Company pursuant to the Purchase Contracts that form a part of any Units, the Collateral Agent shall have and may exercise, with reference to the Pledged Securities that form a part of such Units and the obligations of the Holders of such Units, any and all of the rights and remedies available to a secured party under the Code and the Applicable Treasury Regulations after default by a debtor, and as otherwise granted herein or under any other law.

         (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of principal of or distributions or interest on the Pledged Securities, in each case subject to the provisions hereof.

         (d) The Unit Agent, the Call Option Holder and each Holder of Units agree that, from time to time, upon the written request of the Collateral Agent, the Unit Agent, the Call Option Holder or such Holder of Units shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder.

         SECTION 8. The Collateral Agent and the Securities Intermediary. The Collateral Agent, the Company and the Call Option Holder hereby agree among themselves as follows (it being understood and agreed that, except as provided in Section 8.08, neither the Unit Agent nor any Holder of Units shall have any rights or duties under this Section 8):

         8.1 Appointment, Powers and Immunities. The Collateral Agent shall act hereunder as agent for the Company and the Call Option Holder, with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent and the Securities Intermediary: (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against the Collateral Agent or the Securities Intermediary, nor shall the Collateral Agent or the Securities Intermediary be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof; (b) shall not be responsible to the Company or the Call Option Holder for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Units, the


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Master Unit Agreement, or the Call Option Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent or the Securities Intermediary, as the case may be), the Units, the Master Unit Agreement or the Call Option Agreement or any other document referred to or provided for herein or therein or for any failure by the Company, the Call Option Holder, or any other Person (except the Collateral Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section 8.2 hereof);
(d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence; and (e) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any Units or any property deposited hereunder. Subject to the foregoing, during the term of this Agreement the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Pledged Securities hereunder.

No provision of this Agreement shall require the Collateral Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent or the Securities Intermediary be liable for any amount in excess of the value of the Pledged Securities.

         8.2 Instructions of the Company. The Company (or, with respect to matters relating to the Call Options, the Call Option Holder) shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (a) no Company direction shall in any way adversely affect the rights of the Call Option Holder hereunder or under the Call Options and no Call Option Holder direction shall in any way adversely affect the rights of the Company hereunder or under the Purchase Contracts, (b) such direction shall not conflict with the provisions of any law or of this Agreement and (c) the Collateral Agent shall be adequately indemnified as provided herein. Nothing in this Section 8.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.


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         8.3 Reliance by Collateral Agent and Securities Intermediary. The
Collateral Agent and Securities Intermediary shall be entitled to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company or the Call Option Holder, as the case may be, in accordance with this Agreement.

         8.4 Rights in Other Capacities. Each of the Collateral Agent and the Securities Intermediary and its affiliates may (without having to account therefor to the Company or the Call Option Holder) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Unit Agent and any Holder of Units as if it were not acting as the Collateral Agent or the Securities Intermediary, as the case may be, and the Collateral Agent and the Securities Intermediary and its affiliates may accept fees and other consideration from the Unit Agent and any Holder of Units without having to account for the same to the Company or the Call Option Holder, provided that the Collateral Agent covenants and agrees with the Company and the Call Option Holder that the Collateral Agent shall not accept, receive or permit there to be created in its favor any security interest, lien or other encumbrance of any kind in or upon the Pledged Securities.

         8.5 Non-Reliance on Collateral Agent. Neither the Collateral Agent nor the Securities Intermediary shall be required to keep itself informed as to the performance or observance by the Unit Agent or any Holder of Units of this Agreement, the Master Unit Agreement, the Call Option Agreement, the Units or any other document referred to or provided for herein or therein or to inspect the properties or books of the Unit Agent or any Holder of Units. Neither the Collateral Agent nor the Securities Intermediary shall have any duty or responsibility to provide the Company or the Call Option Holder with any credit or other information concerning the affairs, financial condition or business of the Unit Agent or any Holder of Units that may come into the possession of the Collateral Agent or any of its affiliates.


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         8.6 Compensation and Indemnity. The Company agrees: (a) to pay the
Collateral Agent and the Securities Intermediary from time to time reasonable compensation for all services rendered by it hereunder and (b) to indemnify the Collateral Agent and the Securities Intermediary for, and to hold each of them harmless against, any loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Collateral Agent or the Securities Intermediary) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties.

         8.7 Failure to Act. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the under signed and/or any other Person with respect to any funds or property deposited hereunder, each of the Collateral Agent and the Securities Intermediary shall be entitled, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and neither the Collateral Agent nor the Securities Intermediary shall be or become liable in any way to any of the undersigned for its failure or refusal to comply with such conflicting claims, demands or instructions. Each of the Collateral Agent and the Securities Intermediary shall be entitled to refuse to act until either (a) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Collateral Agent or the Securities Intermediary, as the case may be, or (b) the Collateral Agent or the Securities Intermediary, as the case may be, shall have received security or an indemnity satisfactory to the Collateral Agent or the Securities Intermediary, as the case may be, sufficient to save the Collateral Agent or the Securities Intermediary, as the case may be, harmless from and against any and all loss, liability or expense which the Collateral Agent or the Securities Intermediary, as the case may be, may incur by reason of its acting. The Collateral Agent or the Securities Intermediary, as the case may be, may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent or the Securities Intermediary, as the case may be, may deem necessary. Notwithstanding anything contained herein to the contrary, neither the Collateral Agent nor the Securities Intermediary shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.



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         8.8 Resignation of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, (a) the Collateral Agent may resign at any time by giving notice thereof to the Company, the Unit Agent and, if the Call Options are exercisable or have been exercised but not settled, the Call Option Holder, (b) the Collateral Agent may be removed at any time by the Company (provided, that, if the Call Options are exercisable or have been exercised but not settled, the Call Option Holder shall have consented to such removal), and (c) if the Collateral Agent fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving notice of such failure and such failure shall be continuing, the Collateral Agent may be removed by the Unit Agent. The Unit Agent shall promptly notify the Company and, if the Call Options are exercisable or have been exercised but not settled, the Call Option Holder of any removal of the Collateral Agent pursuant to clause (c) of the immediately preceding sentence. Upon any such resignation or removal, the Company and, if the Call Options are exercisable or have been exercised but not settled, the Call Option Holder shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or such removal, then the retiring Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. The Collateral Agent shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall take all appropriate action to transfer any money and property held by it hereunder (including the Pledged Securities) to such successor Collateral Agent. The retiring Collateral Agent shall, upon such succession, be discharged from its duties and obligations as Collateral Agent hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent. Any resignation or removal of the Collateral Agent shall be deemed a simultaneous resignation or removal of the Securities Intermediary.

         8.9 Right to Appoint Agent or Advisor. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by such agents or advisors selected in good faith.

         The provisions of this Section 8 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent.

         SECTION 9. Miscellaneous.

         9.1 Amendments. This Agreement may be amended in the manner set forth in Section 8.01 of the Master Unit Agreement for supplemental agreements. In executing any amendment permitted by this Section, the Collateral Agent shall be entitled to receive and (subject to Section 8.1 hereof) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and is for a purpose set forth in Section 8.01 of the Master Unit Agreement.

         9.2 No Waiver. No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         9.3 Governing Law. THIS AGREEMENT AND THE COLLATERAL ACCOUNT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF. Regardless of any provision in any provision in any other agreement for purposes of the UCC, New York shall be deemed to be the Securities Intermediary's jurisdiction and the Collateral Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York. The Company, the Call Option Holder, the Collateral Agent, the Unit Agent and the Holders from time to time of the Units, acting through the Unit Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Call Option Holder, the Collateral Agent and the Holders from time to time of the Units, acting through the Unit Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         9.4 Legal Holidays. In any case where any Quarterly Payment Date or the Stock Purchase Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or of the Units) the actions required by this Agreement to occur on such date shall not occur on such date, but instead shall occur on the next succeeding Business Day with the same force and effect as if they had occurred on such Quarterly Payment Date or Stock Purchase Date, as the case may be; except that if such next succeeding Business Day is in the next calendar year, such actions shall occur on the immediately preceding Business Day with the same force and effect as if made on such Quarterly Payment Date or Stock Purchase Date.

         9.5 Notices. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         9.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Call Option Holder, the Collateral Agent, the Securities Intermediary and the Unit Agent, and the Holders from time to time of the Units, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Unit Agent, as their attorney-in-fact.

         9.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         9.8 Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         9.9 Expenses, etc. The Company agrees to reimburse the Collateral Agent and the Securities Intermediary for: (a) all reasonable out-of-pocket costs and expenses of the Collateral Agent or the Securities Intermediary, as the case may be, (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent or the Securities Intermediary, as the case may be), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement; (b) all reasonable costs and expenses of the Collateral Agent or the Securities Intermediary, as the case may be (including, without limitation, reasonable fees and expenses of counsel), in connection with
(i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Units to satisfy its obligations under the Purchase Contracts or Call Options forming a part of the Units and (ii) the enforcement of this Section 9.9; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

         9.10 Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time of the Units here under, shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of any provision of the Units or any other agreement or instrument relating thereto;

         (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of Units under the related Purchase Contracts or Call Options or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Master Unit Agreement or any Units or any other agreement or instrument relating thereto; or

         (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the day and year first above written.


CMS ENERGY CORPORATION                    THE CHASE MANHATTAN BANK,
                                              as Collateral Agent and Securities
                                              Intermediary

By: /s/ ALAN M. WRIGHT                    By: /s/ LARRY O'BRIEN
   -----------------------------------       -----------------------------------
Name:Alan M. Wright                       Name:Larry O'Brien
Title:Senior Vice President and           Title:Vice President
Chief Financial Office
Address for Notices:                      Address for Notices:
Fairlane Plaza South, Suite 1100          450 West 33rd Street, 15th Floor
330 Town Center Drive                     New York, New York 10001
Dearborn, Michigan  48126                 Attention: Corporate Trust Department
Attention:  General Counsel               Telecopy:  (212) 946-8159
Telecopy:  (313) 436-9258


DONALDSON, LUFKIN & JENRETTE              THE BANK OF NEW YORK, as Unit
 SECURITIES CORPORATION,                  Agent and as attorney-in-fact of the
 as Call Option Holder                    Holders from time to time of the Units

By:/s/ GAVIN H. WOLFE                     By:/s/ MICHAEL CULHANE
   -----------------------------------       -----------------------------------
Name:Gavin H. Wolfe                       Name:Michael Culhane
Title:Vice President                      Title:Vice President

Address for Notices:                      Address for Notices:
277 Park Avenue                           101 Barclay Street
New York, New York  10172                 New York, New York 10286
Attention:  Registration Department       Attention: Corporate Trust
                                              Administration
                                          Telecopy:  (212) 815-7157



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